Exhibit (c)(10)



                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER



           THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (hereinafter called this "Amendment"), is entered into as of March 27, 1998, by and among Western Atlas Inc., a Delaware corporation ("Parent"), WAI Acquisition Corp., a Delaware corporation and a subsidiary of Parent (the "Purchaser"), and 3-D Geophysical, Inc., a Delaware corporation (the "Company"), and is made with reference to that certain Agreement and Plan of Merger dated as of March 8, 1998 by and among Parent, the Company and Purchaser (the "Merger Agreement"). Capitalized terms used herein shall have the meanings assigned in the Merger Agreement unless otherwise defined herein.

           WHEREAS, in connection with the settlement of certain litigation, the Company, the Purchaser and Parent (collectively, the "Parties") desire to amend the Merger Agreement as set forth herein.

           NOW, THEREFORE in consideration of the premises and of the agreements herein contained and for other good and valuable consideration, the Parties hereto agree as follows:

       1. Termination Fee. Section 8.03(b) of the Merger Agreement is hereby amended by deleting the phrase "$5,500,000 (the "Termination Fee")" and substituting in place thereof the phrase "$4,000,000 (the "Termination Fee")".

       2. Effect. Except as specifically provided for herein, the Merger Agreement shall otherwise remain in full force and effect.

       3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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           IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                 WESTERN ATLAS INC.

                                 By: /s/ James E. Brasher
                                     Name:  James E. Brasher
                                     Title: Senior Vice President


                                 WAI ACQUISITION CORP.

                                 By: /s/ James E. Brasher
                                     Name:  James E. Brasher
                                     Title: Vice President


                                 3-D GEOPHYSICAL, INC.

                                 By: /s/ Joel Friedman
                                     Name:  Joel Friedman
                                     Title: Chairman